UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) December 9, 2007

BigBand Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33355	04-3444278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

475 Broadway Street

Redwood City, California 94063

(Address of principal executive offices) (Zip code)

(650) 995-5000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2007, the Compensation Committee of the Board of Directors of BigBand Networks, Inc. (the “Company”) adopted and approved changes in the compensation of certain of the Company’s executive officers, including certain of its named executive officers.

The annual base salary of Rob Horton, the Company’s Vice President and General Counsel, was increased to $225,000 per year. In addition, Mr. Horton’s potential annual bonus amount for 2008 was increased to 50% of his salary, or $112,500.

The potential annual bonus for 2008 of Ran Oz, the Company’s Executive Vice President and Chief Technology Officer was increased to 50% of his annual base salary, or $100,000.

The Company’s Compensation Committee also approved the standardization of change of control severance benefits for each of the Company’s executive officers, such that if an executive officer is terminated without cause within six months after a change in control of the Company (as set forth in each executive’s offer letter), that officer will be entitled to an amount equal to twelve months of that officer’s base salary and twelve months of health insurance benefits.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIGBAND NETWORKS, INC.

By:	/s/ Robert Horton
Robert Horton
Vice President & General Counsel

Dated: December 13, 2007